Exhibit 25.1

FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

CenterPoint Energy Resources Corp.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0511406 (I.R.S. employer identification no.)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 18th day of May, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	_/s/ Marcella Burgess_____________
Name: Marcella Burgess Title: Vice President

EXHIBIT 6
CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of CenterPoint Energy Resources Corp., The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	_/s/ Marcella Burgess_____________
Marcella Burgess Vice President

Houston, Texas
May 18, 2011

REPORT OF CONDITION

Consolidating domestic subsidiaries of
     The Bank of New York Mellon Trust Company
     In the state of CA at close of business on December 31, 2010 published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		2,000
Interest-bearing		151
Securities:
Held-to-maturity securities		7
Available-for-sale securities		745,025
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		70,300
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loans and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		9,158
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		858,313
Other intangible assets		216,233
Other assets		159,872
Total assets		2,068,070

REPORT OF CONDITION (Continued)

LIABILITIES

	Dollar Amounts in Thousands
Deposits:
In domestic offices		500
Noninterest-bearing	500
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligation under capitalized leases)		268,691
Subordinated notes and debentures		0
Other liabilities		235,783
Total liabilities		504,974
EQUITY CAPITAL
Bank Equity Capital
Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (excludes all surplus related to preferred stock)		1,121,520
Retained earnings		438,997
Accumulated other comprehensive income		1,579
Other equity capital components		0
Total bank equity capital		1,563,096
Noncontrolling (minority) interest in consolidated subsidiaries		0
Total equity capital		1,563,096
Total liabilities and equity capital		2,068,070

We, the undersigned directors (trustees), attest to the correctness of the Reports of Conditions and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.	I, Karen Bayz, Chief Financial Officer /s/ Karen Bayz (Name, Title) of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1 Timothy Vara, Pres./Managing Director	/s/ Timothy Vara
Director #2 Frank Sulzberger, Managing Director	/s/ Frank Sulzberger
Director #3 William Lindelof, Managing Director	/s/ William Lindelof